Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-66620), (No. 333-66123), (No. 333-66121), (No.
333-66119) and (No. 033-63865) of ATC Healthcare, Inc. and Subsidiaries of our report dated May 12, 2003, except for the fourth paragraph of Note 8(a) as to which the date is June 13, 2003 and except for the effects of discontinued operations described in Note 4 as to which the date is April 22, 2005, relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.



                                             PricewaterhouseCoopers LLP

Melville, New York
September 26, 2005